UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2023

SOLUNA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40261	14-1462255
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

325 Washington Avenue Extension, Albany, NY	12205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (518) 218-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Officer

As described below under Item 5.02(c), Effective as of May 1, 2023, Michael Toporek resigned as Chief Executive Officer of Soluna Holdings, Inc. (the “Company”) in connection with the appointment of John Belizaire as Chief Executive Officer as part of the Company’s previously announced succession plan. In connection with such plan, as also described below, Mr. Toporek was elected as Executive Chairman of the Board of Directors.

The resignation of Mr. Toporek was not the result of was not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

(c) Appointment of Officer

The Company has appointed John Belizaire, the Chief Executive Officer of the Company’s Soluna Computing, Inc. subsidiary (“SCI’) and a current director of the Company, to serve as the Chief Executive Officer of the Company, effective as of May 1, 2023. Mr. Belizaire served as the Chief Executive Officer of Soluna Callisto from June 2018 until the Company’s acquisition of Soluna Callisto in October 2021. He also serves as an Operating Advisor of Pilot Growth Equity, a technology growth equity firm, since October 2020. In addition, Mr. Belizaire serves on the Board of Directors of Center for American Entrepreneurship, since May 2020, and the Board of Directors at BanQu Inc, since June 2018. Mr. Belizaire served as the Managing Partner of NextStage LLC, a venture capital firm, from 2002 to 2016. Since June 2006, Mr. Belizaire was the Co-Founder and Chief Executive Officer of FirstBest Systems, which was acquired by Guidewire Software in September 2016, where he served as a Senior Industry Advisor until May 2017. Since January 1997, Mr. Belizaire was the Co-Founder, President and Chief Executive Officer of TheoryCenter, Inc., which was acquired by BEA Systems, Inc. in November 1999, where he served as a Senior Director, Business Development and Strategic Planning until April 2002. Mr. Belizaire has a B.S. in Computer Science and a Master of Engineering in Computer Science from Cornell University. Mr. Belizaire also attended the Executive Development Program at The Wharton School from 2001 to 2002.

Michael Toporek, the Company’s prior Chief Executive Officer, has been elected to serve as Executive Chairman of the Board of Directors, effective as of May 1, 2023.

Item 7.01. Regulation FD Disclosure.

On May 1, 2023, the Company issued a press release announcing announcing appointment of John Belizaire as Chief Executive Officer and Michael Toporek as Executive Chairman, the text of which is furnished as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” with the Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release announcing appointment of John Belizaire as Chief Executive Officer and Michael Toporek as Executive Chairman

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soluna Holdings, Inc.

By:	/s/ David Michaels
Name:	David Michaels
Title:	CFO

Date:	May 8, 2023